Exhibit 107

Calculation of Filing Fee Tables

Form F-3

(Form Type)

Kabushiki Kaisha Mitsui Sumitomo Financial Group

(Exact name of registrant as specified in its charter)

SUMITOMO MITSUI FINANCIAL GROUP, INC.

(Translation of registrant’s name into English)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Debt	Senior Debt Securities	—	—	—	—	—	—
Fees to Be Paid	Debt	Subordinated Debt Securities	—	—	—	—	—	—
Fees to Be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	(1)(2)(3)	(1)(2)(3)	(1)(2)(3)	0.00011020	(1)(2)(3)
Carry Forward Securities
Carry Forward Securities	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415(a)(6)	U.S.$57,000,000,000		U.S.$57,000,000,000			F-3	333-261754	December 20, 2021	U.S.$6,281,400
	Total Offering Amounts					U.S.$57,000,000,000		(1)(2)(3)
	Total Fees Previously Paid							(1)(2)(3)
	Total Fee Offsets							—
	Net Fee Due							U.S.$0.00

(1)

The amount to be registered, proposed maximum aggregate offering price per unit and proposed maximum aggregate offering price for senior debt securities and subordinated securities, as the case may be, will be determined from time to time by the registrant in connection with the issuance of the particular securities hereunder and is not specified as to each class of security. The maximum aggregate offering price of all securities issued by the Registrant pursuant to this registration statement (“Registration Statement”) shall not exceed U.S.$57,000,000,000 or the equivalent at the time of offering in any other currency. Any securities registered hereunder may be sold separately or in combination with the other securities registered hereunder. The amount also includes such indeterminate principal amount, liquidation amount or number of identified classes of securities as may be issued upon conversion, exchange or exercise of other securities.

(2)

Pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement includes U.S.$57,000,000,000 in maximum aggregate offering price of unsold securities that were previously registered on the registration statement on Form F-3 (File No. 333-261754) filed on December 20, 2021, as amended by Post-Effective Amendment No. 1 filed on June 29, 2023 (the “Prior Registration Statement on Form F-3”), for which the registrants paid a registration fee of U.S.$6,281,400. In accordance with SEC rules, the registrant may continue to use the Prior Registration Statement to offer and sell any unsold securities during the grace period afforded by Rule 415(a)(5). The filing fee paid with respect to the unsold securities in the Prior Registration Statement on Form F-3 is being used to pay the filing fee in connection with the filing of this Registration Statement. If the registrant sells any securities pursuant to the Prior Registration Statement on Form F-3 after the date hereof and prior to the date of effectiveness of this Registration Statement, the registrant will file a pre-effective amendment to this Registration Statement to update the amount of unsold securities from the Prior Registration Statement on Form F-3 to be included in this registration statement pursuant to Rule 415(a)(6). Pursuant to Rule 415(a)(6), the offering of unsold securities under the Prior Registration Statement on Form F-3 will be deemed terminated as of the date of effectiveness of this Registration Statement.

(3)

This Registration Statement also relates to offers and sales of senior debt securities and subordinated debt securities after the initial sale of such securities in connection with market-making transactions by and through broker-dealer affiliates of Sumitomo Mitsui Financial Group, Inc., including SMBC Nikko Securities America, Inc. These securities consist of an indeterminate amount of such securities that are initially being registered, and will initially be offered and sold, under this registration statement and an indeterminate amount of such securities that were initially registered, and were initially offered and sold, under registration statements previously filed by Sumitomo Mitsui Financial Group, Inc. All such market-making reoffers and resales of these securities that are made pursuant to a registration statement after the effectiveness of this Registration Statement are being made solely pursuant to this Registration Statement. Pursuant to Rule 457(q) under the Securities Act, no separate registration fee will be paid with respect to any of such securities that may be reoffered or resold after their initial sale in market-making transactions.

Table 2: Fee Offset Claims and Sources

N/A

Table 3: Combined Prospectuses

N/A